As filed with the Securities and Exchange Commission on January 11, 2010	Registration Statement No. 333-121146

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Steen River Oil & Gas Ltd. (formerly JED Oil Inc.)

(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada (State or Other Jurisdiction of incorporation or Organization)	n/a (I.R.S. Employer Identification No.)
1601 – 15th Avenue Didsbury, Alberta, Canada (Address of Principal Executive Offices)	T0M 0W0 (Zip Code)

JED Oil Inc. Stock Option Plan

(Full Title of the Plan)

Richard D. Carmichael

Chief Financial Officer

Box 1420 1601 – 15th Avenue

Didsbury, Alberta, Canada T0M 0W0

(Name and Address of Agent for Service)

(403) 335-2101

 (Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kimberley R. Anderson

Dorsey & Whitney LLP

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104

(206) 903-8803

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment to the Registration Statement on Form S-8 (File No. 333-121146) is being filed with the Securities and Exchange Commission to terminate the offering and to remove from registration the common shares that were registered but which remain unsold as of the date of this amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Didsbury, province of Alberta, on December 29, 2009.

Steen River Oil & Gas Ltd. By: /s/ Rob Moffat Rob Moffat Interim Chief Restructuring Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Rob Moffat	Interim Chief Restructuring Officer (principal executive officer and person performing the function of Board of Directors)	December 29, 2009
Rob Moffat

By:	/s/ Richard D. Carmichael	Chief Financial Officer (principal financial officer and principal accounting officer)	December 29, 2009
Richard D. Carmichael

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States in the City of Didsbury, Province of Alberta on this 29th day of December, 2009.

JED Oil (USA) Inc.

/s/ Richard Carmichael

Name: Richard Carmichael

Title: Chief Financial Officer